UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2021

Kirby Corporation
(Exact name of Registrant as Specified in Charter)

Nevada	1-7615	74-1884980
(State or other Jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 Waugh Drive, Suite 1000, Houston, Texas	77007
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (713) 435-1000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	KEX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02.	Results of Operations and Financial Condition.

On April 29, 2021, Kirby Corporation (“Kirby”) issued a press release announcing results for the first quarter ended March 31, 2021.  A copy of the press release is attached as Exhibit 99.1 to this report.

Adjusted EBITDA, a non-GAAP financial measure, is used in the press release.  Kirby defines Adjusted EBITDA as net earnings (loss) attributable to Kirby before interest expense, taxes on income, depreciation and amortization, impairment of long-lived assets and impairment of goodwill.  Kirby has historically evaluated its operating performance using numerous measures, one of which is Adjusted EBITDA.  Adjusted EBITDA is presented because of its wide acceptance as a financial indicator.  Adjusted EBITDA is one of the performance measures used in Kirby’s incentive bonus plan.  Adjusted EBITDA is also used by rating agencies in determining Kirby’s credit rating and by analysts publishing research reports on Kirby, as well as by investors and investment bankers generally in valuing companies.  A quantitative reconciliation of Adjusted EBITDA to net earnings (loss) attributable to Kirby for the 2021 and 2020 first quarters is included in the press release.  Adjusted EBITDA is not a calculation based on generally accepted accounting principles and should not be considered as an alternative to, but should only be considered in conjunction with, Kirby’s GAAP financial information.

The press release also includes non-GAAP financial measures which exclude certain one-time items, including earnings before taxes on income (excluding one-time items), net earnings attributable to Kirby (excluding one-time items), and diluted earnings per share (excluding one-time items).  A reconciliation of these measures with GAAP is included in the press release.  Management believes that the exclusion of certain one-time items from these financial measures enables it and investors to assess and understand operating performance, especially when comparing those results with previous and subsequent periods or forecasting performance for future periods, primarily because management views the excluded items to be outside of Kirby’s normal operating results.  The press release also includes free cash flow, a non-GAAP financial measure, which Kirby defines as net cash provided by operating activities less capital expenditures.  A reconciliation of free cash flow with GAAP is included in the press release.  Kirby uses free cash flow to assess and forecast cash flow and to provide additional disclosures on the Company’s liquidity as a result of uncertainty surrounding the COVID-19 pandemic on global and regional market conditions.  Free cash flow does not imply the amount of residual cash flow available for discretionary expenditures as it excludes mandatory debt service requirements and other non-discretionary expenditures.  These non-GAAP financial measures are not calculations based on generally accepted accounting principles and should not be considered as an alternative to, but should only be considered in conjunction with Kirby’s GAAP financial information.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
As described below in Item 5.07 of this Current Report on Form 8-K, on April 27, 2021, at the Annual Meeting of Stockholders (the “Annual Meeting”), the stockholders approved amendments to the 2005 Stock and Incentive Plan.  On March 1, 2021, subject to stockholder approval at the Annual Meeting, Kirby’s Board of Directors approved the amendments to the 2005 Stock and Incentive Plan (as so amended and restated, the “2005 Plan”).
Summary of Amendments:
•	Increase the number of shares of common stock that may be issued under the 2005 Plan from 5,000,000 to 6,400,000 shares;
•	Extend the term of the 2005 Plan from April 23, 2022 to April 27, 2027;
•
Provide that no incentive options, nonincentive options, restricted stock, restricted stock units, or share-based performance awards granted on or after April 27, 2021, may vest, in whole or in part, prior to the one-year anniversary of the date of grant of the relevant award (subject to limited exceptions);

•	Provide that awards granted under the 2005 Plan are subject to the Company’s clawback policy;
•
Provide that shares covered by an award under the plan that are withheld by the Company to pay applicable withholding taxes or withheld in payment of the exercise price of a stock option will not be available for future issuance under the 2005 Plan; and

•	Make certain other clarifying and administrative changes.
Summary of Key Terms of 2005 Plan:
•	Term: No awards shall be made under the 2005 Plan after April 27, 2027. The Board may suspend, discontinue or terminate the 2005 Plan at any time.
•
Types of Awards: The 2005 Plan provides for the granting of incentive options, nonincentive options, restricted stock, restricted stock units, and performance-based compensation payable in stock, cash, or a combination of stock and cash.

•
Eligibility. Employees of the Company, including its named executive officers and other officers, are eligible to participate in the 2005 Plan. At December 31, 2020, the Company had approximately 5,400 employees, and the Compensation Committee of the Board of Directors determines recipients of awards under the 2005 Plan.  No grants of any equity compensation awards have been made from the 1,400,000 incremental shares that were added to the 2005 Plan by the amendments approved by the stockholders at the Annual Meeting.  The amounts of future awards that may be made to officers, including its named executive officers, of the Company under the 2005 Plan are not determinable at this time, since any such awards are made in the discretion of the Compensation Committee. Nonemployee directors are not eligible for awards under the 2005 Plan.

•
Shares Reserved for Issuance:  A total of 6,400,000 shares of common stock (subject to adjustment as discussed below) may be issued under the 2005 Plan. There were 2,225,447 shares of common stock available for future issuance under the 2005 Plan after approval of the amendments by stockholders at the Annual Meeting on April 27, 2021. Shares equal in number to the shares withheld in payment of the exercise price of a stock option and shares that are withheld in order to satisfy federal, state or local tax liability, will count against the above limit and shall cease to be available for grants under the 2005 Plan.

A description of the material terms of the 2005 Plan and the amendments thereto are set forth in Proposal 4 contained in Kirby’s Definitive Proxy Statement for the Annual Meeting filed with the Securities and Exchange Commission (“SEC”) on March 3, 2021, as supplemented by the proxy supplement filed on March 31, 2021.  The above description of certain terms of the 2005 Plan and the amendments thereto are qualified in all respects by the full text of the 2005 Plan, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.
Kirby’s stockholders voted on the following matters at the Annual Meeting:
1.	Tanya S. Beder, Barry E. Davis, and Joseph H. Pyne were elected Class II directors of Kirby to serve until the 2024 Annual Meeting of Stockholders by the following vote:
	For	Against	Abstain	Broker Non-Votes
Tanya S. Beder	51,647,363	2,061,647	16,247	3,141,177
Barry E. Davis	51,542,557	2,165,058	17,642	3,141,177
Joseph H. Pyne	45,985,577	7,723,740	15,940	3,141,177

2.	The Audit Committee’s selection of KPMG LLP as Kirby’s independent registered public accounting firm for 2021 was ratified by the following vote:
For	56,111,257
Against	733,549
Abstain	21,628
Broker non-votes	0

3.	The compensation of Kirby’s named executive officers was approved on a non-binding advisory basis by the following vote:
For	50,743,608
Against	2,800,185
Abstain	181,464
Broker non-votes	3,141,177

4.	Amendment of the 2005 Stock and Incentive Plan as described above in Item 5.02 was approved by the following vote:
For	43,393,483
Against	10,298,655
Abstain	33,119
Broker non-votes	3,141,177

5.	Amendment of the 2000 Nonemployee Director Stock Plan was approved by the following vote:
For	52,919,231
Against	784,430
Abstain	21,596
Broker non-votes	3,141,177
A copy of the 2000 Nonemployee Director Stock Plan as so amended and restated is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits
(d)	Exhibits:

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

10.1†	2005 Stock and Incentive Plan
10.2†	2000 Nonemployee Director Stock Plan
99.1	Press release dated April 29, 2021.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

† Management contract, compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
KIRBY CORPORATION

	By:	/s/ William G. Harvey
William G. Harvey
Executive Vice President and Chief Financial Officer

Date: April 29, 2021